*OLTV should include first mortgage balance on the property at the time of origination

*COLTV should include first mortgage balance and any additional mortgages on the property (whether in this collateral pool or not) at the time of origination

*Front end DTI should include only first mortgage expenses (P and I, Property Taxes and Insurance)

*Back end DTI Should include all mortgage expenses and all other debt

* Each line item's "Deal Percentage" should reflect its respective relative percentage of the deal.

* Cells corresponding to, for instance, the IO row and the IO column, should equal 100%, NOT its respective relative percentage of the deal.

* For example the purchase row and owner occupied column intersection should equal the percentage of purchase loans that are owner occupied.

Deal Name	Loan Characteristics	Loan Number	Balance	Deal Percentage	WAC	WALA	FICO	OLTV	COLTV		dti	Full Doc	Owner Occ	Single Family	Purchase	Simul 2nds	IO	Init Cap	Subs Cap	Life Cap
	Aggregate

	Rate 9.5-10	557	93,722,955.85	9.18	9.78	3	578	84.32	85.73	0	41.33	51.42	91.33	72.19	30.41	11.23	0.75	2.47	1.23	16.24
	RATE 10.001-10.5	380	56,797,181.53	5.56	10.278	3	565	81.69	82.68	0	41.76	58.18	89.89	76.02	28.53	8.82	0.43	2.57	1.29	16.85
	RATE 10.501-11	244	39,613,022.07	3.88	10.758	3	582	87.53	88.46	0	41.98	48.25	90.58	81.79	45.72	8.42	0.99	2.37	1.18	17.12
	RATE 11.001-11.5	88	11,696,464.61	1.15	11.256	3	581	86.35	86.91	0	40.11	46.23	76.88	66.79	45.01	8.37	0	2.1	1.05	17.34
	RATE greater than 11.5	208	21,593,962.56	2.12	12.09	4	576	84.38	84.39	0	39.25	52.35	88.31	76.11	39.72	0.27	0	2.02	1.03	17.92
	LB <50,000	83	3,168,710.33	0.31	10.517	2	622	90.95	91.09	0	38.27	67.06	94.14	72.56	68.3	1.32	0	2.22	1.11	15.43
	LB 50,001-100K	1,106	85,758,321.66	8.4	9.437	4	586	77.91	81.65	0	37.87	78.4	87.88	86.16	25.83	22.6	0.22	2.62	1.31	15.87
	LB 100-200K	2,126	307,996,992.71	30.17	8.733	4	600	80.49	86.92	0	41.76	73.21	93.91	71.12	36.08	34.45	3.21	2.62	1.31	15.33
	LB 200-300k	969	237,191,923.84	23.23	8.284	3	613	81.67	88.79	0	42.59	63.4	94.69	70.89	37.79	36.89	9.1	2.56	1.28	14.87
	LB 300K-400K	450	155,545,584.68	15.24	8.197	3	623	83.18	89.29	0	43.64	57.81	94.73	68.45	39.4	33.13	14.49	2.48	1.24	14.78
	LB 400K-500k	272	121,224,311.69	11.87	8.484	3	629	84.99	91.06	0	43.8	44.84	93.38	74.26	38.5	31.52	16.37	2.42	1.21	14.95
	LB 500-600k	111	60,564,111.65	5.93	8.108	3	633	85.49	92.23	0	44.55	53.14	100	75.64	35.72	36.67	26.8	2.38	1.19	14.57
	LB 600-700k	45	28,858,722.50	2.83	8.115	3	632	84.06	91.53	0	43.95	49.12	100	80.34	43.89	37.36	24.25	2.23	1.12	14.37
	LB 700-800k	7	5,186,974.21	0.51	8.078	2	637	86.23	88.96	0	36.17	42.85	84.85	84.85	55.98	13.64	13.5	2	1	14.29
	LB 800-900k	9	7,774,077.78	0.76	7.646	2	607	83.6	84.14	0	41.88	77.8	100	77.79	33.18	11.3	11.32	2.24	1.12	13.98
	LB 900-1MM	3	2,889,120.40	0.28	6.81	2	670	75.39	75.39	0	43.91	66.04	100	100	34.55	0	0	2	1	12.92
	LB > 1MM	4	4,742,013.30	0.46	7.187	3	621	71.9	71.9	0	45.31	100	100	73.65	0	0	0	2.22	1.11	13.41
FICO	<= 500	21	2,919,203.12	0.29	9.656	4	500	76.06	76.06	0	37.23	94.22	100	75.24	6.37	0	0	2.74	1.37	16.26
	501 - 525	619	95,157,521.18	9.32	9.719	4	513	76.94	76.99	0	41.22	89.69	98.06	79.72	2.15	0.84	0	2.8	1.4	16.3
	526 - 550	749	116,893,029.35	11.45	9.215	4	538	73.4	73.57	0	40.73	73.21	96.65	81.92	5.39	1.93	0	2.69	1.35	15.74
	551 - 575	265	52,541,216.73	5.15	8.85	2	562	80.75	81.25	0	41.68	65.37	90.82	78.25	15.92	5.48	0	2.14	1.07	15.06
	576 - 600	621	125,227,159.18	12.27	8.514	3	589	83.8	90.97	0	42.83	77.77	93.4	73.27	38.43	38.97	2.04	2.44	1.22	14.95
	601 - 625	901	185,458,122.46	18.17	8.318	3	613	84.2	91.17	0	42.55	66.85	93.76	72.41	42.1	38.14	15.76	2.39	1.19	14.7
	626 - 650	949	202,126,796.43	19.8	8.303	3	637	84.82	92	0	43.2	52.73	93.79	70.28	45.03	37.72	11.11	2.52	1.26	14.85
	651 - 700	798	171,492,376.72	16.8	7.915	3	670	83.7	93.15	0	42.7	50.19	93.31	64.43	50.45	49.21	13.03	2.64	1.32	14.54
	701 >=	262	69,085,439.58	6.77	7.834	3	738	81.91	96.49	0	42.81	41.57	93.51	75.51	76.95	74.15	32.21	2.35	1.18	14.17
LTV	< 80.00	1,392	243,088,462.55	23.81	8.588	3	577	68.34	68.78	0	40.75	68.11	92.03	80.37	4.45	2.18	5.94	2.49	1.25	15.07
LTV	80	1,679	343,281,655.19	33.63	7.858	4	645	80	97.43	0	43.27	60.81	98.61	64.23	68.69	88.28	14.72	2.68	1.34	14.47
LTV	80.01 - 85.00	453	87,268,663.76	8.55	8.845	3	566	83.39	83.58	0	40.74	75.22	91.19	78.84	8.43	1.45	4.81	2.46	1.23	15.2
LTV	85.01 - 90.00	733	148,582,348.06	14.55	8.715	3	600	88.98	90.03	0	42.26	68.32	85.51	77.16	18.88	11.13	9.35	2.36	1.18	15.12
LTV	90.01 - 95.00	500	115,436,001.29	11.31	8.786	3	621	93.2	93.69	0	43.28	62.4	95.18	77.09	25.98	9.68	13.09	2.37	1.18	15.27
LTV	95.01 - 100.00	428	83,243,733.90	8.15	9.79	3	636	99.7	99.7	0	43.99	44.77	100	68.92	74.23	0	0.8	2.49	1.25	16.07
LTV	>100
	2nd Home	43	8,206,212.23	0.8	8.987	3	620	79.08	79.43	0	41.8	47.22	0	63.36	22.49	1.75	15.42	2.21	1.11	15.16
	Invest Property	325	50,734,021.07	4.97	9.334	2	625	81.47	82.82	0	36.5	40.74	0	65.51	27.77	13.88	0	2.06	1.03	15.51
	2nd lien	125	8,298,026.73	0.81	11.689	3	651	99.98	99.98	0	42.21	33.37	100	59.9	96.93	0	0	0	0	0
	Silent 2nds	1,629	337,353,440.63	33.04	7.876	4	648	80.94	99.68	0	43.53	59.5	97.87	62.71	77.62	100	14.27	2.66	1.33	14.53
	Stated Doc	1,296	299,194,038.56	29.31	8.883	3	639	83.34	90.55	0	42.87	0	90.31	66.95	56.1	38.85	11.15	2.43	1.22	15.27
	Limited	300	70,943,551.40	6.95	8.537	3	610	82.35	87.83	0	39.52	0	92.37	72.8	35.49	28.74	16.3	2.33	1.17	14.85
	No Doc
	Purchase	1,831	373,800,410.77	36.61	8.37	3	645	85.1	98.11	0	43.58	48.36	95.74	58.96	100	70.05	13.07	2.53	1.26	14.85
	Cash Out Refi	2,747	531,319,736.41	52.04	8.656	3	589	79.57	80.15	0	41.46	70.32	92.43	81.42	0	3.09	8.41	2.45	1.23	15.11
	Rate Term Refi	607	115,780,717.57	11.34	8.23	4	612	82.41	92.34	0	42.58	83.25	97.6	80.06	0	51.03	4.59	2.82	1.41	15.02
	2-4 Family	144	35,946,390.41	3.52	9.024	2	618	82.22	84.55	0	41.59	41.52	71.85	0	36.55	18.31	7.47	2.08	1.04	15.27
	CONDO	315	59,470,141.12	5.83	8.482	3	623	82.32	89.7	0	42.89	60.72	91.48	0	50.76	39.24	6.49	2.61	1.31	15.04
	Fixed	1,540	228,177,527.59	22.35	8.6	3	616	80.32	85.17	0	41.23	76.73	94.96	75.14	24.27	25.17	5.12	0	0	0
	Arm	3,645	792,723,337.16	77.65	8.475	3	611	82.38	88.96	0	42.69	60.01	94.02	72.44	40.17	35.31	10.99	2.52	1.26	14.99
	<= 45.00	3,043	552,977,879.99	54.17	8.568	3	611	81.25	87.03	0	36.76	63.2	92.4	75.32	34.57	31.12	10.45	2.47	1.24	15.01
	45.01 - 50.00	1,602	348,974,738.92	34.18	8.544	3	613	83.83	90.44	0	48.01	58.46	95.95	71.06	41.01	35.14	10.94	2.47	1.24	15
	50.01 - 55.00	502	108,704,046.16	10.65	8.152	4	613	79.11	85.54	0	51.55	80.07	97.41	68.2	31.96	33.77	1.86	2.85	1.43	14.94
	55.01 >=	38	10,244,199.68	1	7.336	5	623	82.48	94.13	0	55.38	100	100	68.94	47.06	58.24	8.13	2.93	1.5	14.34
	Cali	739	261,105,445.59	25.58	8.186	3	631	82.29	89.37	0	43.7	49.01	95.34	81.95	40.7	36.85	19.38	2.46	1.23	14.62
	N Cali	231	85,465,375.29	8.37	8.294	3	632	84.2	91.06	0	43.82	46.93	94.58	90.42	42.36	35.71	20.18	2.46	1.23	14.73
	S Cali	508	175,640,070.30	17.2	8.134	3	630	81.36	88.55	0	43.64	50.03	95.71	77.82	39.88	37.4	18.99	2.46	1.23	14.57
	NY	142	37,343,221.61	3.66	8.585	3	617	80.27	83.17	0	41.98	56.52	94.15	84.74	22.9	15.33	13.15	2.26	1.13	15.05
	FL	645	125,666,207.35	12.31	8.404	4	604	81.06	87.2	0	42.58	67.23	96.12	67.01	38.77	31.38	5.5	2.66	1.33	15.04
	Georgia	100	13,845,250.76	1.36	8.976	4	605	82.51	91.4	0	41.31	71.78	97.68	68.98	41.39	46.14	9.1	2.92	1.46	15.93
	Ohio	127	13,353,697.28	1.31	8.947	4	596	83.44	87.03	0	38.72	81.8	87.86	94.18	23.06	22.24	0.88	2.62	1.31	15.69
	Maryland	197	42,621,291.41	4.17	8.149	3	600	81.17	84.81	0	41.83	81.53	94.82	73.21	20.66	19.2	11.71	2.38	1.19	14.54
	40 yr Loans	870	219,233,500.26	21.47	7.881	4	640	83.95	96.53	0	45.32	63.51	99.93	61.34	58.23	65.04	0	3	1.5	14.87
	Purchase Loans w/Simul 2nds	1,276	261,865,530.78	100	7.885	3	651	81.22	99.79	0	43.72	52.17	97.26	56.93	100	100	17.12	2.59	1.3	14.47
	Stated Doc Purchase Loans w/Silent 2nds	476	106,723,896.29	100	8.236	3	671	81.33	99.8	0	43.97	0	96.64	55.71	100	100	14.37	2.57	1.28	14.81
	IO Purchase Loans w/Silent 2nds	139	44,826,779.45	100	7.344	3	688	80.24	99.97	0	43.42	52.47	100	75.65	100	100	100	2.26	1.13	13.57
	Stated Doc IO Purchase Loans w/Silent 2nds	44	15,333,573.30	100	7.778	3	697	80.51	100	0	45.35	0	100	72.88	100	100	100	2.32	1.16	14.11
	FICO Std Dev	60.37
	LTV Std Dev	11.96

Disclaimer

 The issuer has filed a (i) registration statement (including a prospectus) with a file number of 333-131465 and (ii) a Term Sheet Supplement, with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and the Term Sheet Supplement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.   Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

non IO

**INSTRUCTIONS:
1. DO NOT ADD ANY COLUMNS OR ROWS!!
2. Enter % of loan pool in each cell.
3. %'s entered in ALL cells should total 100%.

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	6.17%	4.78%	8.45%	2.16%	0.00%
>= 550 / < 570	0.60%	0.46%	1.08%	0.77%	0.00%
>= 570 / < 590	0.60%	0.58%	2.93%	0.89%	0.37%
>= 590 / < 610	0.31%	0.87%	5.21%	1.43%	0.98%
>= 610 / < 630	0.41%	0.89%	4.34%	1.89%	0.93%
>= 630 / < 650	0.29%	0.79%	3.20%	2.18%	0.52%
>= 650 / < 670	0.31%	0.44%	2.03%	1.29%	0.21%
>= 670 / < 690	0.06%	0.27%	1.06%	0.62%	0.10%
>= 690 / < 710	0.02%	0.04%	0.52%	0.15%	0.10%
>= 710 / < 730	0.02%	0.00%	0.23%	0.17%	0.00%
>= 730	0.02%	0.02%	0.50%	0.23%	0.04%
						62.51%

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	1.62%	1.68%	0.69%	0.12%	0.00%
>= 550 / < 570	0.15%	0.14%	0.23%	0.25%	0.00%
>= 570 / < 590	0.17%	0.15%	0.23%	0.31%	0.06%
>= 590 / < 610	0.21%	0.19%	0.52%	0.79%	0.17%
>= 610 / < 630	0.21%	0.33%	1.27%	0.77%	1.00%
>= 630 / < 650	0.19%	0.29%	2.51%	0.75%	1.18%
>= 650 / < 670	0.04%	0.19%	2.43%	0.21%	0.93%
>= 670 / < 690	0.04%	0.04%	1.14%	0.10%	0.41%
>= 690 / < 710	0.04%	0.06%	0.79%	0.08%	0.19%
>= 710 / < 730	0.00%	0.00%	0.48%	0.02%	0.15%
>= 730	0.00%	0.04%	0.96%	0.00%	0.10%
						24.63%

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.29%	0.23%	0.15%	0.00%	0.00%
>= 550 / < 570	0.04%	0.08%	0.15%	0.02%	0.00%
>= 570 / < 590	0.10%	0.04%	0.17%	0.12%	0.00%
>= 590 / < 610	0.02%	0.04%	0.15%	0.35%	0.00%
>= 610 / < 630	0.02%	0.00%	0.02%	0.29%	0.00%
>= 630 / < 650	0.02%	0.06%	0.04%	0.19%	0.00%
>= 650 / < 670	0.04%	0.04%	0.00%	0.10%	0.00%
>= 670 / < 690	0.02%	0.08%	0.02%	0.12%	0.00%
>= 690 / < 710	0.00%	0.06%	0.04%	0.08%	0.00%
>= 710 / < 730	0.00%	0.02%	0.00%	0.00%	0.00%
>= 730	0.00%	0.02%	0.08%	0.02%	0.00%
						3.30%

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.06%	0.04%	0.06%	0.00%	0.00%
>= 550 / < 570	0.04%	0.04%	0.12%	0.02%	0.00%
>= 570 / < 590	0.08%	0.00%	0.14%	0.10%	0.00%
>= 590 / < 610	0.04%	0.04%	0.12%	0.33%	0.00%
>= 610 / < 630	0.06%	0.06%	0.12%	0.52%	0.00%
>= 630 / < 650	0.17%	0.12%	0.23%	0.33%	0.00%
>= 650 / < 670	0.12%	0.00%	0.04%	0.10%	0.00%
>= 670 / < 690	0.02%	0.00%	0.04%	0.19%	0.00%
>= 690 / < 710	0.02%	0.00%	0.02%	0.10%	0.00%
>= 710 / < 730	0.00%	0.06%	0.02%	0.04%	0.00%
>= 730	0.02%	0.06%	0.04%	0.04%	0.00%
						3.70%

Matching hybrid reset term

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.00%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.02%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.00%	0.00%	0.00%
>= 650 / < 670	0.00%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.00%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.02%

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.00%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.00%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.00%	0.00%	0.00%
>= 650 / < 670	0.00%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.00%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.00%

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.00%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.00%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.00%	0.00%	0.00%
>= 650 / < 670	0.00%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.00%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.00%

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.00%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.00%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.00%	0.00%	0.00%
>= 650 / < 670	0.00%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.00%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.00%

Not matching hybrid terms

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.06%	0.00%	0.00%
>= 590 / < 610	0.02%	0.06%	0.17%	0.04%	0.02%
>= 610 / < 630	0.12%	0.14%	0.44%	0.41%	0.00%
>= 630 / < 650	0.04%	0.06%	0.39%	0.23%	0.00%
>= 650 / < 670	0.00%	0.04%	0.17%	0.10%	0.00%
>= 670 / < 690	0.00%	0.00%	0.10%	0.06%	0.00%
>= 690 / < 710	0.00%	0.00%	0.25%	0.06%	0.00%
>= 710 / < 730	0.00%	0.02%	0.14%	0.00%	0.00%
>= 730	0.00%	0.00%	0.25%	0.00%	0.00%
						3.36%

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.02%	0.00%	0.00%
>= 590 / < 610	0.04%	0.04%	0.10%	0.10%	0.00%
>= 610 / < 630	0.08%	0.08%	0.14%	0.12%	0.00%
>= 630 / < 650	0.02%	0.08%	0.19%	0.17%	0.00%
>= 650 / < 670	0.00%	0.04%	0.27%	0.04%	0.00%
>= 670 / < 690	0.02%	0.00%	0.17%	0.04%	0.00%
>= 690 / < 710	0.00%	0.00%	0.14%	0.04%	0.00%
>= 710 / < 730	0.00%	0.00%	0.23%	0.00%	0.00%
>= 730	0.00%	0.00%	0.25%	0.00%	0.00%
						2.39%

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.00%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.00%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.00%	0.00%	0.00%
>= 650 / < 670	0.02%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.02%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.04%

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0.00%	0.00%	0.00%	0.00%	0.00%
>= 550 / < 570	0.00%	0.00%	0.00%	0.00%	0.00%
>= 570 / < 590	0.00%	0.00%	0.02%	0.00%	0.00%
>= 590 / < 610	0.00%	0.00%	0.00%	0.00%	0.00%
>= 610 / < 630	0.00%	0.00%	0.00%	0.00%	0.00%
>= 630 / < 650	0.00%	0.00%	0.04%	0.00%	0.00%
>= 650 / < 670	0.00%	0.00%	0.00%	0.00%	0.00%
>= 670 / < 690	0.00%	0.00%	0.00%	0.00%	0.00%
>= 690 / < 710	0.00%	0.00%	0.00%	0.00%	0.00%
>= 710 / < 730	0.00%	0.00%	0.00%	0.00%	0.00%
>= 730	0.00%	0.00%	0.00%	0.00%	0.00%
						0.06%

					Total	100.00% <-- should total 100%.

DisclaimerThis material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by Credit Suisse based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by to be reliable, but Credit Suisse does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. Credit Suisse may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and00 exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.

DOC stat = 1	Full Doc	**INSTRUCTIONS:
Occ Stat = 1	Owner occupied loans	1. DO NOT ADD ANY COLUMNS OR ROWS!!
non IO		2. Enter Loan # into each column
3. Loan #'s entered in to all cells should match deal loan # total.

non IO

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549	320	248	438	112	0
550 - 569	31	24	56	40	0
570 - 589	31	30	152	46	19
590 - 609	16	45	270	74	51
610 - 629	21	46	225	98	48
630 - 649	15	41	166	113	27
650 - 669	16	23	105	67	11
670 - 689	3	14	55	32	5
690 - 709	1	2	27	8	5
710 - 729	1	0	12	9	0
730 >=	1	1	26	12	2
Total:	456	474	1532	611	168	3,241

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549	84	87	36	6	0
550 - 569	8	7	12	13	0
570 - 589	9	8	12	16	3
590 - 609	11	10	27	41	9
610 - 629	11	17	66	40	52
630 - 649	10	15	130	39	61
650 - 669	2	10	126	11	48
670 - 689	2	2	59	5	21
690 - 709	2	3	41	4	10
710 - 729	0	0	25	1	8
730 >=	0	2	50	0	5
Total:	139	161	584	176	217	1,277

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549	15	12	8	0	0
550 - 569	2	4	8	1	0
570 - 589	5	2	9	6	0
590 - 609	1	2	8	18	0
610 - 629	1	0	1	15	0
630 - 649	1	3	2	10	0
650 - 669	2	2	0	5	0
670 - 689	1	4	1	6	0
690 - 709	0	3	2	4	0
710 - 729	0	1	0	0	0
730 >=	0	1	4	1	0
Total:	28	34	43	66	0	171

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549	3	2	3	0	0
550 - 569	2	2	6	1	0
570 - 589	4	0	7	5	0
590 - 609	2	2	6	17	0
610 - 629	3	3	6	27	0
630 - 649	9	6	12	17	0
650 - 669	6	0	2	5	0
670 - 689	1	0	2	10	0
690 - 709	1	0	1	5	0
710 - 729	0	3	1	2	0
730 >=	1	3	2	2	0
Total:	32	21	48	91	0	192

Matching hybrid reset term

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550
>= 550 / < 570
570 - 589
590 - 609
>= 610 / < 630	0	0	1	0	0
630 - 649
>= 650 / < 670
670 - 689
690 - 709
>= 710 / < 730
730 >=
						1

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550
550 - 569
>= 570 / < 590
>= 590 / < 610
610 - 629
>= 630 / < 650
>= 650 / < 670
670 - 689
>= 690 / < 710
>= 710 / < 730
>= 730
						0

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550
>= 550 / < 570
>= 570 / < 590
>= 590 / < 610
>= 610 / < 630
>= 630 / < 650
>= 650 / < 670
>= 670 / < 690
>= 690 / < 710
>= 710 / < 730
>= 730
						0

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550
550 - 569
570 - 589
590 - 609
610 - 629
630 - 649
650 - 669
670 - 689
690 - 709
>= 710 / < 730
730 >=
						0

Not matching hybrid terms

Doc Stat = 1
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549	0	0	0	0	0
550 - 569	0	0	0	0	0
570 - 589	0	0	3	0	0
590 - 609	1	3	9	2	1
610 - 629	6	7	23	21	0
630 - 649	2	3	20	12	0
650 - 669	0	2	9	5	0
670 - 689	0	0	5	3	0
690 - 709	0	0	13	3	0
710 - 729	0	1	7	0	0
730 >=	0	0	13	0	0
Total:	9	16	102	46	1	174

Doc Stat = 0
Occ Stat = 1
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
<= 549
550 - 569	0	0	0	0	0
570 - 589	0	0	1	0	0
590 - 609	2	2	5	5	0
610 - 629	4	4	7	6	0
630 - 649	1	4	10	9	0
650 - 669	0	2	14	2	0
670 - 689	1	0	9	2	0
690 - 709	0	0	7	2	0
710 - 729	0	0	12	0	0
730 >=	0	0	13	0	0
Total:	8	12	78	26	0	124

Doc Stat = 1
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0	0	0	0	0
550 - 569	0	0	0	0	0
570 - 589	0	0	0	0	0
590 - 609	0	0	0	0	0
610 - 629	0	0	0	0	0
630 - 649	0	0	0	0	0
650 - 669	1	0	0	0	0
670 - 689	0	0	0	0	0
690 - 709	0	1	0	0	0
710 - 729	0	0	0	0	0
						2

Doc Stat = 0
Occ Stat = 0
	< 70	>= 70 / < 80	>= 80 / < 90	>= 90 / < 100	>= 100
< 550	0	0	0	0	0
>= 550 / < 570	0	0	0	0	0
570 - 589	0	0	0	0	0
590 - 609	0	0	1	0	0
610 - 629	0	0	0	0	0
630 - 649	0	0	0	0	0
650 - 669	0	0	2	0	0
>= 670 / < 690	0	0	0	0	0
690 - 709	0	0	0	0	0
710 - 729	0	0	0	0	0
>= 730	0	0	0	0	0
						3

Total	5,185	<-- should equal total number of loans in pool.

Disclaimer

This material is provided to you solely for informational purposes, is intended for your use only and does not constitute an offer or commitment, a solicitation of an offer or commitment, or any advice or recommendation, to enter into or conclude any transaction (whether on the indicative terms shown or otherwise). This material has been prepared by Credit Suisse based on assumptions and parameters determined by it in good faith. It is important that you (recipient) understand that those assumptions and parameters are not the only ones that might reasonably have been selected or that could apply in connection with the preparation of these materials or an assessment of the transaction described above. A variety of other or additional assumptions or parameters, or other market factors and other considerations, could result in different contemporaneous good faith analyses or assessment of the transaction described above. Past performance should not be taken as an indication or guarantee of future performance, and no representation or warranty, express or implied is made regarding future performance. Opinions and estimates may be changed without notice. The information set forth above has been obtained from or based upon sources believed by to be reliable, but Credit Suisse does not represent or warrant its accuracy or completeness. This material does not purport to contain all of the information that an interested party may desire. In all cases, interested parties should conduct their own investigation and analysis of the transaction(s) described in these materials and of the data set forth in them. Each person receiving these materials should make an independent assessment of the merits of pursuing a transaction described in these materials and should consult their own professional advisors. Credit Suisse may, from time to time, participate or invest in other financing transactions with the issuers of the securities referred to herein, perform services for or solicit business from such issuers, and/or have a position or effect transactions in the securities or derivatives thereof. Structured securities are complex instruments, typically involve a high degree of risk and are intended for sale only to sophisticated investors who are capable of understanding and assuming the risks involved. The market value of any structured security may be affected by changes in economic, financial and political factors (including, but not limited to, spot and forward interest and 00 exchange rates), time to maturity, market conditions and volatility and the credit quality of any issuer or reference issuer. Any investor interested in purchasing a structured product should conduct its own investigation and analysis of the product and consult with its own professional advisers as to the risks involved in making such a purchase.